Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Mike Pici Phone (610) 251-1000 mpici@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2019 RESULTS

Reports Third Consecutive Quarter of Organic Sales Growth

Reaffirms Fiscal Year 2019 Net Sales, EPS and Cash Guidance

On Track to Deliver Positive Free Cash Flow in Fourth Quarter

BERWYN, Pa. - February 7, 2019 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its third quarter of fiscal year 2019, which ended December 31, 2018.

Third Quarter 2019 Highlights

•	Net sales were $807.9 million.

•	Operating loss was ($16.9) million. On an adjusted basis, operating income was $37.6 million.

•	Net loss was ($30.9) million, or ($0.62) per share. On an adjusted basis, net income was $21.1 million, or $0.42 per diluted share.

•	Cash flow from operations was $4.1 million, and free cash use was ($6.5) million.

•	Management reaffirms guidance for fiscal year 2019 net sales, EPS and cash usage.
“Triumph continues to make strides towards the financial targets and strategic goals we’ve laid out for our fiscal 2019,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Similar to the first two quarters of the fiscal year, during the third quarter we generated year-over-year organic sales growth as we ramped up production on several narrow-body and development programs. Additionally, on an adjusted basis, all three segments delivered sequential improvement in operating margins, reflecting the benefits of our ongoing cost optimization initiatives.”
Mr. Crowley continued, “Our cash usage trend remains on track with our previously stated guidance. We generated positive operating cash flow in the third quarter, and reduced our free cash use dramatically, both sequentially and year-over-year. We remain highly confident in our ability to deliver positive free cash flow for the fourth quarter of fiscal 2019. Looking ahead to 2020 and beyond, our recently announced portfolio actions enhance line of sight into our prospects for sustained positive free cash flow, and present us opportunities to improve our liquidity position.”
Mr. Crowley concluded, “We continue to reshape our portfolio, reducing our contract manufacturing structures work as evidenced by the divestitures of our Fabrication and Machining operations in our Aerospace Structures business, which represent approximately $310 million combined in sales over the trailing twelve month period. These transactions further our strategic shift towards our higher margin Integrated Systems and Product Support businesses. By becoming a smaller and more focused company, we believe we are on the path to unlocking the full potential of our most attractive business lines. Enhanced cash flow will enable us to deploy resources towards the pursuit of profitable growth and increased value for shareholders.”

Third Quarter Fiscal Year 2019 Overview

Triumph’s sales growth was 4% year over year. After accounting for divestitures and the impact of the adoption of ASC 606, sales for the third quarter of fiscal 2019 were up 7% organically from the comparable prior year period. Sales growth was driven by increased shipments for narrow body programs such as the 737, 787 and A320, military platforms, aftermarket accessory services and development programs transitioning to production.
Third quarter operating loss of ($16.9) million included $2.3 million of restructuring costs, $40.5 million, $9.2 million and $2.5 million related to forward loss charges on the Global 7500, E2 Jet and G280 programs, respectively. Net loss for the third quarter of fiscal year 2019 was ($30.9) million, or ($0.62) per share. On an adjusted basis, net income was $21.1 million, or $0.42 per diluted share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(29.7)	$(30.9)	$(0.62)

Global 7500 forward loss charge	40.5	40.5	0.81
E2 Jet program forward loss charge	9.2	7.6	0.15
G280 program forward loss charge	2.5	2.1	0.04
Transformation related costs:
Restructuring costs (cash)	2.3	1.9	0.04

Adjusted Income from Continuing Operations - non-GAAP	$24.8	$21.1	$0.42	*
*Difference due to rounding

The number of shares used in computing diluted earnings per share for the third quarter of fiscal year 2019 was 50.0 million.
Backlog was $4.3 billion, flat with the prior year period and on a sequential basis reflecting increased selectivity in pursuing new awards based on projected profitability and cash flow and the impact of divestitures in Aerospace Structures.

For the nine-months ended December 31, 2018, cash flow used in operations was ($193.1) million, reflecting approximately ($176.5) million for the liquidation of customer advances and approximately ($206.5) million of cash used on the Global 7500 program.

Outlook

Based on anticipated aircraft production rates and excluding the impacts of pending divestitures, the Company continues to expect that net sales for fiscal year 2019 will be approximately $3.3 to $3.4 billion, up from fiscal 2018 as development programs enter production, and sales from continuing programs along with new wins offset waning programs.

The Company expects fiscal year 2019 earnings per share to be ($1.55) to ($2.10), or $1.50 to $2.10 per diluted share, adjusted for pension accounting changes, certain forward loss charges (reductions), transformation related costs and loss on completed divestitures.

The Company expects fiscal year 2019 cash used in operations of ($150.0) to ($190.0) million, and free cash flow use of ($200.0) to ($250.0) million.

The Company’s current outlook reflects adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, February 7th at 8:30 a.m. (ET) to discuss the third quarter fiscal year 2019 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from February 7th to February 14th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #9986125.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF INCOME	2018	2017*	2018	2017*

Net sales	$807,895	$775,246	$2,495,903	$2,302,091

Cost of sales (exclusive of depreciation shown below)	713,274	630,870	2,207,962	1,877,179
Selling, general and administrative	71,823	62,886	223,031	216,479
Depreciation and amortization	37,404	39,320	114,349	119,318
Impairment of intangible assets	—	190,227	—	190,227
Restructuring	2,327	6,149	18,206	33,751
Loss on divestiture	—	—	17,837	20,371
Operating loss	(16,933)	(154,206)	(85,482)	(155,234)

Interest expense and other	29,309	25,836	83,515	72,229
Non-service defined benefit income	(16,520)	(34,502)	(49,581)	(72,787)
Income tax expense (benefit)	1,223	(32,288)	2,739	(34,115)

Net loss	$(30,945)	$(113,252)	$(122,155)	$(120,561)

Earnings per share - basic:

Net loss	$(0.62)	$(2.29)	$(2.46)	$(2.44)

Weighted average common shares outstanding - basic	49,668	49,459	49,616	49,425

Earnings per share - diluted:

Net loss	$(0.62)	$(2.29)	$(2.46)	$(2.44)

Weighted average common shares outstanding - diluted	49,668	49,459	49,616	49,425

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12
* Adjusted for ASU 2017-07 (Pension)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	December 31,	March 31,
	2018	2018
Assets
Cash and cash equivalents	$28,664	$35,819
Accounts receivable, net	355,620	376,612
Contract assets	572,543	37,573
Inventories, net of unliquidated progress payments of $0 and $387,146	543,718	1,427,169
Prepaid and other current assets	30,529	44,428
Assets held for sale	1,744	1,324
Current assets	1,532,818	1,922,925

Property and equipment, net	697,492	726,003
Goodwill	584,515	592,828
Intangible assets, net	465,619	507,681
Other, net	50,070	57,627

Total assets	$3,330,514	$3,807,064

Liabilities & Stockholders' (Deficit) Equity
Current portion of long-term debt	$14,460	$16,527
Accounts payable	540,265	418,367
Contract liabilities	314,994	321,191
Accrued expenses	241,167	235,914
Liabilities related to assets held for sale	231	440
Current liabilities	1,111,117	992,439

Long-term debt, less current portion	1,619,233	1,421,757
Accrued pension and post-retirement benefits, noncurrent	429,952	483,887
Deferred income taxes, noncurrent	17,338	16,582
Other noncurrent liabilities	429,371	441,865

Stockholders' (Deficit) Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	51	51
Capital in excess of par value	852,843	851,280
Treasury stock, at cost, 2,612,847 and 2,791,072 shares	(171,771)	(179,082)
Accumulated other comprehensive loss	(390,629)	(367,870)
(Accumulated deficit) retained earnings	(566,991)	146,155
Total stockholders' (deficit) equity	(276,497)	450,534

Total liabilities and stockholders' (deficit) equity	$3,330,514	$3,807,064

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

	Nine Months Ended December 31,
	2018	2017

Operating Activities
Net loss	$(122,155)	$(120,561)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	114,349	119,318
Impairment intangible assets	—	190,227
Amortization of acquired contract liabilities	(48,769)	(91,862)
Loss on divestitures	17,837	20,371
Curtailment and settlement gain, net	—	(14,576)
Other amortization included in interest expense	6,811	9,791
Provision for (recovery of) doubtful accounts receivable	622	(365)
Benefit for deferred income taxes	—	(24,432)
Employee stock-based compensation	8,509	6,137
Changes in assets and liabilities, excluding the effects of acquisitions and dispositions of businesses:
Trade and other receivables	8,669	(26,508)
Contract assets	6,240	15,954
Inventories	(61,563)	(154,090)
Prepaid expenses and other current assets	1,615	(1,376)
Accounts payable, accrued expenses and contract liabilities	(72,639)	(53,208)
Accrued pension and other postretirement benefits	(55,150)	(67,368)
Other	2,508	(5,731)
Net cash used in operating activities	(193,116)	(198,279)
Investing Activities
Capital expenditures	(34,824)	(31,932)
Proceeds from sale of assets	41,417	68,412
Net cash provided by investing activities	6,593	36,480
Financing Activities
Net increase in revolving credit facility	218,066	20,000
Proceeds from issuance of long-term debt and capital leases	45,000	531,500
Repayment of debt and capital lease obligations	(73,011)	(369,261)
Payment of deferred financing costs	(1,941)	(17,729)
Dividends paid	(5,975)	(5,956)
Repurchase of restricted shares for minimum tax obligation	(645)	(369)
Net cash provided by financing activities	181,494	158,185
Effect of exchange rate changes on cash	(2,126)	(1,631)
Net change in cash	(7,155)	(5,245)
Cash and cash equivalents at beginning of period	35,819	69,633
Cash and cash equivalents at end of period	$28,664	$64,388

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017*	2018	2017*
Net Sales:
Integrated Systems	$252,437	$239,198	$754,193	$711,099
Aerospace Structures	490,337	473,273	1,551,090	1,404,359
Product Support	71,446	68,039	209,860	202,839
Elimination of inter-segment sales	(6,325)	(5,264)	(19,240)	(16,206)
	$807,895	$775,246	$2,495,903	$2,302,091

Operating (Loss) Income:
Integrated Systems	$39,947	$42,216	$115,221	$130,839
Aerospace Structures	(49,813)	(193,155)	(152,143)	(224,726)
Product Support	11,421	12,399	30,604	32,069
Corporate	(18,488)	(15,666)	(79,164)	(93,416)
	$(16,933)	$(154,206)	$(85,482)	$(155,234)

Operating Margin %
Integrated Systems	15.8%	17.6%	15.3%	18.4%
Aerospace Structures	(10.2)%	(40.8)%	(9.8)%	(16.0)%
Product Support	16.0%	18.2%	14.6%	15.8%
Consolidated	(2.1)%	(19.9)%	(3.4)%	(6.7)%

Depreciation and Amortization:
Integrated Systems	$7,376	$8,318	$22,316	$27,857
Aerospace Structures	27,673	28,898	84,888	85,342
Product Support	1,611	1,663	4,944	5,068
Corporate	744	441	2,201	1,051
	$37,404	$39,320	$114,349	$119,318

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(8,172)	$(11,634)	$(25,789)	$(28,235)
Aerospace Structures	(6,559)	(22,858)	(22,980)	(63,627)
	$(14,731)	$(34,492)	$(48,769)	$(91,862)

Capital Expenditures:
Integrated Systems	$3,951	$1,903	$9,388	$5,923
Aerospace Structures	5,722	5,791	22,937	22,066
Product Support	852	599	1,871	1,629
Corporate	45	864	628	2,314
	$10,570	$9,157	$34,824	$31,932

* Adjusted for ASU 2017-7 (Pension)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with the Securities and Exchange Commission (“SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. Adjusted EBITDAP is Adjusted EBITDA less pension & other post-retirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated basis and Adjusted EBITDAP on an operating segment basis in our earnings releases, investor conference calls, and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measures, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosures of Adjusted EBITDA and Adjusted EBITDAP help investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(30,945)	$(113,252)	$(122,155)	$(120,561)

Add-back:
Income tax expense (benefit)	1,223	(32,288)	2,739	(34,115)
Interest expense and other	29,309	25,836	83,515	72,229
Loss on divestitures	—	—	17,837	20,371
Pension settlement charge	—	(15,099)	—	(14,576)
Adoption of ASU 2017-07	—	—	87,241	—
Amortization of acquired contract liabilities	(14,731)	(34,492)	(48,769)	(91,862)
Depreciation and amortization	37,404	229,547	114,349	309,545

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$22,260	$60,252	$134,757	$141,031

Non-service defined benefit income (excluding settlements)	(16,520)	(19,403)	(49,581)	(58,211)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$5,740	$40,849	$85,176	$82,820

Net Sales	$807,895	$775,246	$2,495,903	$2,302,091

Net Loss Margin	(3.8)%	(14.6)%	(4.9)%	(5.2)%

Adjusted EBITDAP Margin	0.7%	5.5%	3.5%	3.7%

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(30,945)

Add-back:
Non-service defined benefit income	(16,520)
Income tax expense	1,223
Interest expense and other	29,309

Operating (Loss) Income	$(16,933)	$39,947	$(49,813)	$11,421	$(18,488)
Amortization of acquired contract liabilities	(14,731)	(8,172)	(6,559)	—	—
Depreciation and amortization	37,404	7,376	27,673	1,611	744

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$5,740	$39,151	$(28,699)	$13,032	$(17,744)

Net Sales	$807,895	$252,437	$490,337	$71,446	$(6,325)

Adjusted EBITDAP Margin	0.7%	16.0%	(5.9)%	18.2%	n/a

	Nine Months Ended December 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(122,155)

Add-back:
Non-service defined benefit income	(49,581)
Income tax expense	2,739
Interest expense and other	83,515

Operating (Loss) Income	$(85,482)	$115,221	$(152,143)	$30,604	$(79,164)
Loss on divestitures	17,837	—	—	—	17,837
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(48,769)	(25,789)	(22,980)	—	—
Depreciation and amortization	114,349	22,316	84,888	4,944	2,201

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$85,176	$111,748	$(2,994)	$35,548	$(59,126)

Net Sales	$2,495,903	$754,193	$1,551,090	$209,860	$(19,240)

Adjusted EBITDAP Margin	3.5%	15.3%	(0.2)%	16.9%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate / Eliminations

Net loss	$(113,252)

Add-back:
Non-service defined benefit income	(34,502)
Income tax benefit	(32,288)
Interest expense and other	25,836

Operating (Loss) Income	$(154,206)	$42,216	$(193,155)	$12,399	$(15,666)
Amortization of acquired contract liabilities	(34,492)	(11,634)	(22,858)	—	—
Depreciation and amortization	229,547	8,318	219,125	1,663	441

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$40,849	$38,900	$3,112	$14,062	$(15,225)

Net Sales	$775,246	$239,198	$473,273	$68,039	$(5,264)

Adjusted EBITDAP Margin	5.5%	17.1%	0.7%	20.7%	n/a

	Nine Months Ended December 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate / Eliminations

Net loss	$(120,561)

Add-back:
Non-service defined benefit income	(72,787)
Income tax benefit	(34,115)
Interest expense and other	72,229

Operating (Loss) Income	$(155,234)	$130,839	$(224,726)	$32,069	$(93,416)
Loss on divestitures	20,371	—	—	—	20,371
Amortization of acquired contract liabilities	(91,862)	(28,235)	(63,627)	—	—
Depreciation and amortization	309,545	27,857	275,569	5,068	1,051

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$82,820	$130,461	$(12,784)	$37,137	$(71,994)

Net Sales	$2,302,091	$711,099	$1,404,359	$202,839	$(16,206)

Adjusted EBITDAP Margin	3.7%	19.1%	(1.0)%	18.3%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	December 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(29,722)	$(30,945)	$(0.62)
Adjustments:
Global 7500 forward loss charge	40,498	40,498	0.81
E2 Jet program forward loss charge	9,162	7,604	0.15
G280 program forward loss charge	2,516	2,088	0.04
Restructuring costs	2,327	1,891	0.04
Adjusted Income from Continuing Operations - non-GAAP	$24,781	$21,136	$0.42

	Nine Months Ended
	December 31, 2018
	Pre-Tax	After-Tax	Diluted EPS		FY19 EPS Guidance Range
Loss from Continuing Operations - GAAP	$(119,416)	$(122,155)	$(2.46)		$(1.55) - $(2.10)
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.71		$1.71
Loss on divestitures	17,837	17,837	0.36		$0.36
Global 7500 forward loss charge	60,424	57,664	1.16		$1.16
E2 Jet program forward loss charge	9,162	7,604	0.15		$0.15
G280 program forward loss charge	2,516	2,088	0.04		$0.04
Reduction of prior Gulfstream forward loss	(7,624)	(6,328)	(0.13)		$(0.13)
Restructuring costs	18,206	15,111	0.30		$0.45 - $0.50
Refinancing costs	1,281	1,063	0.02		$0.02
Adjusted Income from Continuing Operations - non-GAAP	$69,627	$58,359	$1.17	*	$1.50 - $2.10
* Difference due to rounding

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	December 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(145,540)	$(113,252)	$(2.29)
Adjustments:
Goodwill impairment	190,227	181,540	3.65
Curtailment & settlement, net	(15,099)	(14,374)	(0.29)
Restructuring costs (non-cash - included in depreciation)	382	364	0.01
Restructuring costs (cash)	6,149	5,854	0.12
Estimated impact of tax reform	—	(22,398)	(0.45)
Adjusted Income from Continuing Operations - non-GAAP	$36,119	$37,734	$0.76	*

	Nine Months Ended
	December 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(154,676)	$(120,561)	$(2.44)
Adjustments:
Loss on divestiture	20,371	20,371	0.41
Goodwill impairment	190,227	181,540	3.66
Curtailment & settlement, net	(14,576)	(13,876)	(0.28)
Refinancing costs	1,986	1,891	0.04
Restructuring costs (non-cash - included in depreciation)	2,538	2,416	0.05
Restructuring costs (cash)	33,751	32,131	0.65
Estimated impact of tax reform	—	(22,398)	(0.45)
Adjusted Income from Continuing Operations - non-GAAP	$79,621	$81,514	$1.64	*
* Difference due to rounding

	Three Months Ended		Nine Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating Income - GAAP	$(16,933)	(154,206)	$(85,482)	$(155,234)

Adjustments:
Adoption of ASU 2017-07	—	—	87,241	—
Loss on divestitures	—	—	17,837	20,371
Global 7500 forward loss charge	40,498	—	60,424	—
E2 Jet program forward loss	9,162	—	9,162	—
G280 program forward loss	2,516	—	2,516	—
Reduction of prior Gulfstream forward loss	—	—	(7,624)	—
Goodwill impairment	—	190,227	—	190,227
Restructuring costs (non-cash - included in depreciation)	—	382	—	2,538
Restructuring costs (cash)	2,327	6,149	18,206	33,751
Adjusted Operating Income - non-GAAP	$37,570	$42,552	$102,280	$91,653

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flow from operations	$4,063	$100,786	$(193,116)	$(198,279)
Less:
Capital expenditures	(10,570)	(9,157)	(34,824)	(31,932)
Free cash flow	$(6,507)	$91,629	$(227,940)	$(230,211)

	FY19 Cash Flow Guidance Range
Cash flow from operations	$(150,000) - $(190,000)
Less:
Capital expenditures	(50,000) - (60,000)
Free cash flow	$(200,000) - $(250,000)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2018	2018
Calculation of Net Debt
Current portion	$14,460	$16,527
Long-term debt	1,619,233	1,421,757
Total debt	1,633,693	1,438,284
Plus: Deferred debt issuance costs	14,117	16,949
Less: Cash	(28,664)	(35,819)
Net debt	$1,619,146	$1,419,414

Calculation of Capital
Net debt	$1,619,146	$1,419,414
Stockholders' (deficit) equity	(276,497)	450,534
Total capital	$1,342,649	$1,869,948

Percent of net debt to capital	120.6%	75.9%